As filed with the Securities and Exchange Commission on August 2, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

TIMBER PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	59-3843182
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3 Mountainview Road, Suite 100

Warren, NJ 07059

(Address of Principal Executive Offices) (Zip Code)

Timber Pharmaceuticals, Inc. 2020 Omnibus Equity Incentive Plan

(Full title of the plan)

John Koconis

Chief Executive Officer

Timber Pharmaceuticals, Inc.

3 Mountainview Road, Suite 100

Warren, NJ 07059

Tel: (908) 636-7160

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Steven M. Skolnick, Esq.

Lowenstein Sandler LLP

1251 Avenue of the Americas

New York, New York 10020

Tel: (212) 262-6700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and "emerging growth company" in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (the “Registration Statement”) is filed by Timber Pharmaceuticals, Inc. (the “Company”) for the purpose of registering additional shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), under the Company’s 2020 Omnibus Equity Incentive Plan (as amended, the “2020 Plan”). The amendment to increase the number of shares available for issuance under the 2020 Plan from 263,179 to 449,223 (the “Amendment”) was approved by the Board of Directors of the Company (the “Board”) on April 11, 2023 and by the stockholders of the Company on June 23, 2023.

The number of shares of Common Stock available for grant and issuance under the 2020 Plan is subject to an automatic annual increase on January 1 of each year beginning in 2021 by an amount equal to the lesser of (i) 4% of the number of shares of all classes of Common Stock outstanding on December 31 of the preceding calendar year or (ii) a lesser number of shares of Common Stock determined by the Board (the “Evergreen Provision”). On January 1, 2023, the number of shares of Common Stock available for grant and issuance under the 2020 Plan increased by 97,101 shares.

This Registration Statement registers (i) 186,044 additional shares of Common Stock available for issuance under the 2020 Plan as a result of the Amendment and (ii) 97,101 additional shares of Common Stock which were available for grant and issuance under the 2020 Plan pursuant to the Evergreen Provision as of January 1, 2023.

Pursuant to General Instruction E of Form S-8, the contents of the Registration Statements on Form S-8 of the Registrant filed with the Securities and Exchange Commission (the “SEC” or the “Commission”) on June 16, 2020 (Registration No. 333-239216), September 27, 2021 (Registration No. 333-259830) and January 28, 2022 (Registration No. 333-262391), including any amendments thereto or filings incorporated therein, are incorporated herein by this reference to the extent not replaced hereby.

PART I

Information Required in the Section 10(a) Prospectus

Item 1. Plan Information.

The information called for by Part I of Form S-8 is omitted from this Registration Statement on Form S-8 (the “Registration Statement”) and has been or will be sent or given to participating service providers in accordance with Rule 428 of the Securities Act of 1933, as amended (the “Securities Act”), and the instructions to Form S-8. In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

PART II

Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Company with the Commission pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

●	the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the Commission on March 31, 2023;

●	the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2023 filed with the Commission on May 15, 2023;

●	the Company’s Current Reports on Form 8-K, filed with the SEC on June 2, 2023, June 5, 2023, June 20, 2023 June 23, 2023 and July 3, 2023;

●

the Company’s definitive Proxy Statement on Schedule 14A, filed with the SEC on May 1, 2023 (solely with respect to those portions incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022); and

●

The description of our common stock contained in the our Registration Statement on Form 8-A filed with the SEC on June 1, 2015 under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description, including the Description of Securities filed as Exhibit 4.6 to our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 23, 2021.

All documents filed by the Company pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment, which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such documents as set forth therein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document, which also is deemed to be incorporated by reference herein, modifies or supersedes such statement.

EXHIBIT INDEX

Exhibit No.	Description
4.1	Certificate of Incorporation (incorporated by reference to Exhibit 4.01 to the Company’s Registration Statement on Form S-8 (File No. 333-201708), filed with the Commission on January 26, 2015).

4.2	Certificate of Amendment (incorporated by reference to Exhibit 3.5 to the Company’s Annual Report on Form 10-K (File No. 001-37411), filed with the Commission on April 21, 2017).

4.3	Certificate of Amendment (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 001-37411), filed with the Commission on April 26, 2019).

4.4	Certificate of Amendment (incorporated by reference to the Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 001-37411), filed with the Commission on May 22, 2020).

4.5	Certificate of Amendment, (incorporated by reference to the Exhibit 3.2 to the Company’s Current Report on Form 8-K (File No. 001-37411), filed with the Commission on May 22, 2020).

4.6

Certificate of Amendment of Certificate of Incorporation, as amended, of Timber Pharmaceuticals, Inc., dated November 7, 2022, incorporated by reference to the Exhibit 3.1 to our Current Report on Form 8-K (File No. 001-37411), filed with the SEC on November 9, 2022).

4.7

Amended and Restated Bylaws of Timber Pharmaceuticals, Inc., as amended (incorporated by reference to Exhibit 3.1 to our Quarterly Report on Form 10-Q (File No. 001-37411) filed with the SEC on May 12, 2022).

4.8	Specimen Stock Certificate (incorporated by reference to Exhibit 4.7 to the Company’s Registration Statement on Form S-8 (File No. 333-239216), filed with the Commission on June 16, 2020).

4.9

Timber Pharmaceuticals, Inc. 2020 Omnibus Equity Incentive Plan (incorporated by reference to Exhibit 10.25 to the Company’s Annual Report on Form 10-K (File No. 001-37411), filed with the Commission on March 23, 2021).

4.10

Amendment to the Timber Pharmaceuticals, Inc. 2020 Omnibus Incentive Plan, dated April 20, 2021 (incorporated by reference to Exhibit 4.9 to the Company’s Registration Statement on Form S-8 (File No. 333-259830), filed with the Commission on September 27, 2021).

4.11	Amendment to the Timber Pharmaceuticals, Inc. 2020 Omnibus Incentive Plan, dated June 23, 2023.*

5.1	Legal opinion Lowenstein Sandler LLP.*

23.1	Consent of KPMG, Independent Registered Public Accounting Firm.*

23.2	Consent of Lowenstein Sandler LLP (included in Exhibit 5.1).*

24.1	Power of Attorney (included on the signature page).*

107.1	Filing Fee Table.*

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Warren, New Jersey, on August 2, 2023.

TIMBER PHARMACEUTICALS, INC.

By:	/s/ John Koconis
John Koconis
Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John Koconis and Joseph Lucchese, and each of them, each with full power to act without the other, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign any amendments to this registration statement, and to sign any registration statement for the same offering covered by this registration statement, including post-effective amendments or registration statements filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming that each of said such attorneys-in-fact and agents or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the registrant in the capacities and on the dates indicated.

Person	Capacity	Date

/s/ John Koconis	Chief Executive and Executive Chairman
John Koconis	(Principal Executive Officer)	August 2, 2023

/s/ Joseph Lucchese	Chief Financial Officer
Joseph Lucchese	(Principal Financial and Accounting Officer)	August 2, 2023

/s/ David Cohen
David Cohen	Director	August2, 2023

/s/ Lubor Gaal
Lubor Gaal	Director	August2, 2023

/s/ Gianluca Pirozzi
Gianluca Pirozzi	Director	August 2, 2023

/s/ Edward J. Sitar
Edward J. Sitar	Director	August 2, 2023